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January 8, 2019

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: Innovator ETFs Trust II
File No. 811-22926

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSRS of Innovator S&P Investment Grade Preferred ETF (one of the funds contained within Innovator ETFs Trust II (formerly Elkhorn ETF Trust)) dated January 8, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP